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                                                                    EXHIBIT 23.3

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

      We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference of our report dated April 2, 1999, except for
Note 5 as to which the date is April 22, 1999, included in the Proxy Statement of fine.com International Corp. that is made a part of the Registration Statement (Form S-4) and Prospectus of ARIS Corporation, for the registration of shares of its common stock as filed with the Securities and Exchange Commission pursuant to Rule 462(b).

                                    ERNST & YOUNG LLP


Seattle, Washington
August 27, 1999